UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2018

Zoetis Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35797	46-0696167
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 Sylvan Way, Parsippany, NJ	07054
(Address of principal executive offices)	(Zip Code)

(973) 822-7000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was enacted which, among other changes, reduces the federal corporate tax rate from 35% to 21% effective January 1, 2018. The Tax Act makes broad and complex changes to the U.S. tax code and it will take time to fully analyze the impact of the changes. As a result of a preliminary review of the Tax Act, Zoetis Inc. (the Company or Zoetis) has concluded that the Company will be subject to a repatriation tax and will be required to remeasure deferred tax assets and liabilities as of the date of enactment due to the reduction in the federal corporate tax rate.
The Company is currently in the process of evaluating the impact of the Tax Act and based on available information at the time of this filing, has preliminarily estimated that there will be a net reduction to the Company’s U.S. generally accepted accounting principles (GAAP) net income in the fourth quarter of 2017 which is currently not expected to exceed $350 million. This amount represents the undiscounted present value and is primarily due to the repatriation tax, partially offset by the remeasurement of deferred tax assets and liabilities at the lower enacted federal corporate tax rate. This charge will not impact the Company’s 2017 adjusted net income. Additionally, for full-year 2018, the Company currently expects its non-GAAP adjusted effective tax rate to be in the range of 21% to 22%. However, the Company’s actual adjusted effective tax rate may differ materially from management’s current expectations.
The estimates provided above are based on current information and available guidance. The ultimate impact of the Tax Act may differ from these preliminary estimates, possibly materially, as a result of, among other things, changes in assumptions the Company has made, actions the Company may take as a result of the Tax Act, additional guidance that may be forthcoming on its application, as well as final interpretations of the Tax Act by the Company.
The information in this Current Report on Form 8-K is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, which reflect the current views of Zoetis with respect to the estimated effects of the Tax Act on the Company’s earnings for the fourth quarter and year ending December 31, 2017 and full-year 2018. These forward-looking statements consist of preliminary estimates, are based on currently available information, as well as our current interpretations, assumptions and expectations relating to the Tax Act, and are subject to change, possibly materially, as the Company finalizes its fourth quarter and year-end financial statements. These statements are not guarantees of future performance or actions. Forward-looking statements are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

–
adjustments arising in the normal course of completing our fourth quarter and year-end financial closing process, including calculations of year-end tax balances and valuation assessments of the tax assets;

–	our more comprehensive interpretation of the Tax Act, changes in interpretations and assumptions we have made and actions we may take as a result of the Tax Act;

–	implementation of and guidance from the Internal Revenue Service, the Financial Accounting Standards Board or others regarding the Tax Act and any future changes or amendments to that legislation; and

–
changes to factors, other than the federal corporate tax rate, that could affect our tax provision and related effective tax rate, including, among other things, our geographic mix of income, further changes in tax laws and regulation and unfavorable tax audits and other unanticipated tax items.

If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including in the sections thereof captioned “Forward-Looking Statements and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOETIS INC.

By:	/S/ GLENN DAVID
Name:	Glenn David
Title:	Executive Vice President and
Chief Financial Officer
Dated: January 8, 2018